EXHBIT 10.5

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") is made as of this 2nd day of February 2015, between Eventure Interactive, Inc. having its principal place of business at 3420 Bristol Street, 6th Floor, Costa Mesa, CA 92626 (hereinafter referred to as the "Company"), and Market Pulse Media, Inc. having its principal place of business at 4590 Deodar St. Silver Springs, NV 89429 (hereinafter referred to as the "Consultant").

WHEREAS, the Company desires to have the Consultant perform certain services as specified herein, and the Consultant is experienced in providing, and is willing to perform, such services for the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Statement of Work.

The Company hereby engages the Consultant to perform, and the Consultant hereby agrees to perform, subject to the direction of the Company, (i) the services set forth on Exhibit A (the terms of which are incorporated by reference herein) hereto and (ii) such other consulting services requested by the Company as are within the expertise of the Consultant (collectively, the "Services").

The Consultant agrees to:

(a) comply with all instructions and directions regarding the Services received from the Company;

(b) accept assignments regarding the Services only from the Chief Executive Officer, President or Chief Financial Officer of the Company; and

(c) report only to the President, Chief Executive Officer or Chief Financial Officer of the Company or their designees. The Consultant agrees to perform the Services with the standard of care, skill and diligence of an experienced consultant with experience in performing such types of Services.

2. Relationship Among the Parties.

The Company and the Consultant expressly acknowledge and agree that the Consultant is an independent contractor to the Company, and this Agreement does not create, and will not be deemed to create, a partnership, joint enterprise, agency, employer-employee or master-servant relationship between the parties. The Consultant agrees that during the term of this Agreement none of the Consultant's officers, employees or agents shall hold himself or herself out as an employee of the Company. The Consultant acknowledges that neither the Consultant nor any of its officers, employees or agents is entitled to workers compensation or any other benefit or insurance protection provided by the Company or its affiliates to their employees. The Consultant will make all filings with local, state and federal taxing authorities required of it and make all payments required by such taxing authorities, including income tax and social security tax payments, required on the payments made to the Consultant by the Company hereunder.

Consultant	Company

The Consultant acknowledges and agrees that it is not authorized to, shall not, and shall not represent or imply that it has authority to, bind or obligate the Company in any way nor, without the express prior written authorization of the Chief Executive Officer, Chief Financial Officer or President of the Company or their designees, negotiate the terms or conditions of any agreement on behalf of the Company, whether relating to the Services or otherwise.

3. Effective Date and Term; Termination

This Agreement shall be effective on Febraury 2, 2015 and terminate on February 2, 2016 subject to extension upon mutual written agreement of both parties. Notwithstanding the foregoing, the Company may terminate this Agreement at any time upon thirty days prior written notice to Consultant. Notwithstanding any termination of this Agreement, the provisions of Sections 2, 7, 9, 10, 11 and 12(j) shall survive and continue.

4. Compensation and Payment of Expenses.

(a) The Company shall issue to the Consultant, as soon as practicable following execution of this Agreement, for Services to be performed in accordance herewith, 1,300,000 shares of the Company’s common stock (the "Shares"). The Shares are being issued subject to customary Piggy Back Registration Rights. The Consultant makes the representations and warranties to the Company set forth in Exhibit B hereto (which are incorporated by reference herein), as of the date hereof and as of the date of each delivery to the Consultant of the Shares.

(b) The Company will pay directly or promptly reimburse Consultant upon demand (after submission of invoices or other appropriate substantiation for their payment), all reasonable out-of-pocket costs and expenses reasonably incurred in furtherance of its engagement hereunder; provided, however, that any single expense item in excess of $1,000 is subject to prior written approval by the Company. The obligation to pay and/or reimburse Consultant for its expenses as contemplated herein shall continue and shall survive termination of Consultant’s engagement hereunder with respect to any and all expenses incurred prior to the end of the term of this Agreement.

5. Representations, Warranties and Covenants of the Consultant.

The Consultant represents and warrants to, and covenants with, the Company, as follows:

(a) the Consultant has the capacity, power and authority to enter into this Agreement and has the ability, experience and skills necessary to carry out its obligations under this Agreement;

(b) the Consultant and its officer, employees, agents and consultants shall comply with all securities laws and regulations applicable to the Company and the Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade;

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(c) the Consultant shall, and shall cause its officers, employees, agents and co-consultants to act at all times in the best interests of the Company and to perform the Services with the standard of care, skill and diligence of an experienced consultant with experience in performing the Services;

(d) the Consultant will not distribute or disseminate any information concerning the Company in any form or medium, unless such information and the form and context in which it is to be presented has either (i) been provided to the Consultant by the Company expressly for distribution or dissemination, or (ii) has been reviewed and approved in writing by the Company prior to its distribution or dissemination by the Consultant;

(e) the Consultant will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company, at any time that the Consultant is in possession of material non-public information concerning the Company;

(f) neither the Consultant nor any of its affiliates or associates have or will act or be considered to act as a finder, underwriter, broker, dealer or promoter of any of the Company's securities, either in private or public transactions; and

(g) the Consultant shall comply with all instructions and directions regarding the Services received from the Company.

6. Services Not Exclusive.

The Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that the Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7. Ownership and Confidentiality of Data and Work Product.

(a) The Company, its employees, officers, affiliates, agents and counsel, and third parties shall make information, data and documents available to the Consultant during the course of the Consultant providing the Services to the Company (collectively, "Data"). The Consultant agrees to treat all Data as proprietary to the Company and to cause its officers, employees, affiliates and agents to keep such Data in strict confidence and to treat all Data as proprietary to the Company. The Consultant agrees that the Company shall have sole ownership and title to, and all rights and interests in, all documents, memoranda and other work products prepared, procured, produced, or worked on by the Consultant in the course of providing Services to the Company (collectively, "Work Product"). All Data and Work Product shall be accorded treatment by the Consultant and its employees, officers, affiliates and agents as confidential and proprietary.

(b) The Consultant acknowledges and agrees that the Company, and any other entity designated by the Company shall have the sole, exclusive right to use the Work Product for any purpose that, in its sole discretion, it elects.

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8. Conflicts; Covenant Not to Compete.

(a) The Consultant hereby represents and warrants that (i) no conflict of interest shall arise as a result of the Services to be provided hereunder and (ii) this Agreement and the Services to be provided hereunder do not violate any agreement between Consultant and any third party.

(b) The Consultant hereby covenants that (i) it shall not perform any services for itself or on behalf of any third party which shall create a conflict of interest with the Services to be performed hereunder, and (ii) it shall not enter into any contract which would be violated by the performance of the Services provided, or to be provided, hereunder.

(c) During the term of this Agreement, the Consultant warrants, represents and agrees that it will not compete directly with the Company in the Company's primary industry or related fields.

9. Injunctive Relief.

Each party acknowledges that a breach or threatened breach of any of the covenants or other agreements contained herein would give rise to irreparable injury to the party relying on such covenant or other agreement which injury would be inadequately compensable in money damages. Accordingly, such party or where appropriate, a client of such party, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available.

The parties acknowledge and agree that the covenants contained herein are necessary for the protection of the parties' respective legitimate business interests and are reasonable in scope and content.

10. Non-Solicitation.

During the term of, and for a period of one (1) year after the termination of, this Agreement, the Consultant shall not:

(a) Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment or consulting agreement;

(b) Attempt in any manner to solicit or accept from any customer of the Company business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person; or

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(c) Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business of the Company.

11. Compliance with Law; Indemnification.

(a) The Consultant shall comply with all securities laws and regulations applicable to the Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade.

(b) The Consultant shall not provide any person or entity with investment advice, analysis or recommendations regarding the Company and/or its securities.

(c) The Consultant hereby covenants and agrees to indemnify the Company, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney's fees incurred by any of them resulting from or arising out of any action by the Consultant which constitutes a violation of any law or regulation or as a result of any misrepresentation or other breach of this Agreement made by the Consultant.

12. Miscellaneous Provisions.

(a) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(b) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

(c) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

(e) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

(f) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

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(g) If any provision of this Agreement, or the application of such provision to any person or circumstance, becomes or is found to be illegal, shall be held invalid, or unenforceable for any reason, such clause provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

(h) Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon successors of the parties.

(i) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as FedEx or similar express delivery service), at the address set forth heretofore, or to such other offices or address as either party may designate, upon at least ten (10) days' written notice, to the other party.

(j) Governing Law; Arbitration. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of California, applicable to agreements to be wholly performed within the State of California. Any and all disputes, complaints, controversies, claims and grievances arising under, out of, in connection with, or in any manner related to this Agreement or the relation of the parties hereunder (other than disputes under the Confidentiality Agreement which shall be resolved in accordance with the provisions thereof) shall be submitted to final and binding arbitration to be conducted by the American Arbitration Association in Orange County, California, in accordance with its Commercial Arbitration Rules (including the Expedited Procedures thereof). Arbitration proceedings hereunder may be commenced by written notice from either party hereto to the other party. Such proceedings and evidence shall be confidential. The arbitrator shall have the power and the authority to make such decisions and awards as he shall deem appropriate, including granting damages and costs to the prevailing party (including fees of the arbitrator, but excluding punitive, exemplary, consequential or special damages and attorneys' fees), and the granting or issuance of such mandatory directions, prohibitions, orders, restraints and other injunctions as he may deem necessary or advisable directed to or against any of the parties, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach thereof. In arriving at his decision, the arbitrator shall be free to consider all such matters, facts and principles, including the comparative fault of the parties, as he in his sole discretion shall determine. To the extent that there is a prevailing party in the arbitration, the losing party shall pay all costs of the arbitration; otherwise the costs of such arbitration shall be borne equally by the parties, provided that in either case each party shall bear the cost of its own attorneys' fees and expenses. Any decision and award of the arbitrator shall be final, binding and conclusive upon both of the parties hereto and said decision and award may be entered as a final judgment in any court of competent jurisdiction. It is expressly agreed that arbitration as provided herein shall be the exclusive means for determination of all matters as above provided and neither of the parties hereto shall institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's award hereunder. The foregoing sentence shall be a bona fide defense in any action or proceeding instituted contrary to this Agreement.

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(k) Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(l) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(m) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another, the parties agree that a fixed signature shall be binding upon the parties to this agreement as thought the signature was an original.

(n) Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns; provided that this Agreement may not be assigned by either Company or Consultant without the express written consent of the other.

(o) Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consulting

Agreement to be effective as of the day and year provided herein.

EVENTURE INTERACTIVE, INC.		MARKET PULSE MEDIA, INC.

By:	/s/ Gannon Giguiere	By:	/s/ Troy Flowers
Name:	Gannon Giguiere	Name:	Troy Flowers
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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EXHIBIT A

Description of Services

A. Managing and communicating the Company's corporate profile within the investment community, with the goal of raising and improving such profile.

B. Conducting and arranging meetings on behalf of the Company, in person or by telephone, with brokers, dealers, analysts and other investment professionals and advising them of the Company's plans, goals, and activities.

C. Arranging meetings with the investment community (both sell-side and buy-side) to advise them of the Company's plans, goals, and activities.

D. Making reasonable efforts to increase public participation in the Company's activities by assisting with the supervision of corporate advertising, Internet website and financial releases as approved by the Company.

E. Providing financial and business advice to the Company.

It is understood that under no circumstances shall the Consultant (a) perform investment advisory services and/or advise any person or entity to buy, sell or hold the Company's securities, or (b) make, publish or distribute, in any form, any securities analysis or recommendation to buy, sell or hold the Company's securities, or (c) act as a broker, dealer or finder with respect to the Company's securities or (d) engage in any regulated activity in connection with the Company's securities. All written materials referring to the Company prepared or used by the Consultant in performing the Services shall be approved in writing by the Company in advance of their use or dissemination. The Consultant shall not include in any communication (written or oral) with any third party (a) any false or misleading statement regarding the Company (including its businesses, properties, prospects, customers, or personnel).

Consultant	Company

EXHIBIT B

Representations and Warranties Relating to the Shares

(a) The Consultant is acquiring the Shares for investment for its own account.

(b) The Consultant understands that an active public market for the Company's common stock may not now exist and that there may never be an active public market for the Shares acquired under this Agreement.

(c) Neither the Consultant nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor any person on whose behalf the Consultant is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a "Prohibited Seller"). The Consultant agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Consultant consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about such member as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Consultant acknowledges that if, following its investment in the Shares, the Company reasonably believes that such member is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require such member to transfer the Shares. The Consultant further acknowledges that such member will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(d) The Consultant or its duly authorized representative realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by the Company, the Company's financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Shares.

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